SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Wheeler Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	45-2681082
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2529 Virginia Beach Blvd.

Virginia Beach, Virginia 23452
(757) 627-9088

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Senior Subordinated Convertible Notes due 2031	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-256699

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 7.00% senior subordinated convertible notes due 2031 (the “Notes”) of Wheeler Real Estate Investment Trust, Inc. (the “Company”), is set forth under the captions “Description of Notes” and “Material U.S. Federal Income Tax Considerations” in the Company’s prospectus dated July 22, 2021, which prospectus constitutes a part of the Company’s Registration Statement on Form S-11 (No. 333-256699), as amended, declared effective on July 21, 2021 by the Securities and Exchange Commission (the “SEC”). The summary descriptions of the Notes do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment and Restatement of the Registrant (Filed as exhibit to Form 8-K, filed on August 8, 2016).

3.2	Articles of Supplementary of the Registrant dated September 16, 2016 (Filed as exhibit to Form 8-K, filed on September 20, 2016).

3.3	Articles of Supplementary of the Registrant dated December 1, 2016 (Filed as exhibit to Form 8-K, filed on December 5, 2016).

3.4	Articles of Amendment and Restatement, effective March 31, 2017 (Filed as exhibit to Form 8-K, filed on April 3, 2017).

3.5	Articles of Amendment and Restatement, effective March 31, 2017 (Filed as exhibit to Form 8-K, filed on April 3, 2017).

3.6	Articles of Amendment of Wheeler Real Estate Investment Trust, Inc. (Filed as exhibit to Form 8-K, filed on May 29, 2020).

3.7	Articles of Supplementary of the Registrant, dated July 8, 2021 (Filed as an exhibit to Form 8-K, filed on July 8, 2021).

3.8	Amended and Restated Bylaws of Registrant (Filed as exhibit to Form S-11/A (Registration No. 333-177262) previously filed on February 14, 2012 pursuant to the Securities Act of 1933).

3.9	Bylaws of Wheeler Real Estate Investment Trust, Inc., as amended (Filed as exhibit to Form 8-K, filed on May 29, 2020).

3.10	Certificate of Correction of Articles Supplementary (Filed as exhibit to Form 8-K, filed on May 4, 2018).

3.11	Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. (Filed as exhibit to Form S-11 (Registration No. 333-198245) previously filed on August 20, 2014 pursuant to the Securities Act of 1933).

3.12	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. Designation of Series A Convertible Preferred Units (Filed as exhibit to Form 8-K, filed on April 15, 2015).

3.13	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. Amended Designation of Series B Convertible Preferred Units (Filed as exhibit to Form 8-K, filed on July 15, 2016).

3.14	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. Designation of Series D Cumulative Convertible Preferred Units (Filed as exhibit to Form 8-K, filed on September 20, 2016).

3.15	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. Amended Designation of Additional Series D Cumulative Convertible Preferred Units (Filed as exhibit to Form 8-K, filed on December 5, 2016).

3.16	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. (Filed as exhibit to Form 8-K, filed on September 5, 2019).

3.17	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P., dated December 22, 2020 (Filed as an exhibit to Form 8-K, filed on December 23, 2020).

3.18	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P, dated March 12, 2021 (Filed as an exhibit to Form 8-K, filed on March 12, 2021).

4.1	Form of Certificate of Common Stock of Registrant (Filed as exhibit to Form 8-K, filed on April 3, 2017).

4.2	Form of Certificate of Series B Preferred Stock of Registrant (Filed as exhibit to Form S-11/A (Registration No. 333-194831) previously filed on April 23, 2014 pursuant to the Securities Act of 1933).

4.3	Form of Certificate of Series D Preferred Stock of the Registrant (Filed as exhibit to Form 8-K, filed on September 20, 2016).

4.4	Description of Securities (Filed as exhibit to From 10-K, filed on March 18, 2021).

4.5	Form of Indenture (Filed as an exhibit to the Form S-11/A, filed on July 8, 2021).

4.6	Form of Note (included in Exhibit 4.5) (Filed as an exhibit to the Form S-11/A, filed on July 8, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 13, 2021

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

/s/ M. Andrew Franklin
M. Andrew Franklin
Interim Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment and Restatement of the Registrant (Filed as exhibit to Form 8-K, filed on August 8, 2016).

3.2	Articles of Supplementary of the Registrant dated September 16, 2016 (Filed as exhibit to Form 8-K, filed on September 20, 2016).

3.3	Articles of Supplementary of the Registrant dated December 1, 2016 (Filed as exhibit to Form 8-K, filed on December 5, 2016).

3.4	Articles of Amendment and Restatement, effective March 31, 2017 (Filed as exhibit to Form 8-K, filed on April 3, 2017).

3.5	Articles of Amendment and Restatement, effective March 31, 2017 (Filed as exhibit to Form 8-K, filed on April 3, 2017).

3.6	Articles of Amendment of Wheeler Real Estate Investment Trust, Inc. (Filed as exhibit to Form 8-K, filed on May 29, 2020).

3.7	Articles of Supplementary of the Registrant, dated July 8, 2021 (Filed as an exhibit to Form 8-K, filed on July 8, 2021).

3.8	Amended and Restated Bylaws of Registrant (Filed as exhibit to Form S-11/A (Registration No. 333-177262) previously filed on February 14, 2012 pursuant to the Securities Act of 1933).

3.9	Bylaws of Wheeler Real Estate Investment Trust, Inc., as amended (Filed as exhibit to Form 8-K, filed on May 29, 2020).

3.10	Certificate of Correction of Articles Supplementary (Filed as exhibit to Form 8-K, filed on May 4, 2018).

3.11	Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. (Filed as exhibit to Form S-11 (Registration No. 333-198245) previously filed on August 20, 2014 pursuant to the Securities Act of 1933).

3.12	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. Designation of Series A Convertible Preferred Units (Filed as exhibit to Form 8-K, filed on April 15, 2015).

3.13	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. Amended Designation of Series B Convertible Preferred Units (Filed as exhibit to Form 8-K, filed on July 15, 2016).

3.14	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. Designation of Series D Cumulative Convertible Preferred Units (Filed as exhibit to Form 8-K, filed on September 20, 2016).

3.15	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. Amended Designation of Additional Series D Cumulative Convertible Preferred Units (Filed as exhibit to Form 8-K, filed on December 5, 2016).

3.16	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. (Filed as exhibit to Form 8-K, filed on September 5, 2019).

3.17	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P., dated December 22, 2020 (Filed as an exhibit to Form 8-K, filed on December 23, 2020).

3.18	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P, dated March 12, 2021 (Filed as an exhibit to Form 8-K, filed on March 12, 2021).

4.1	Form of Certificate of Common Stock of Registrant (Filed as exhibit to Form 8-K, filed on April 3, 2017).

4.2	Form of Certificate of Series B Preferred Stock of Registrant (Filed as exhibit to Form S-11/A (Registration No. 333-194831) previously filed on April 23, 2014 pursuant to the Securities Act of 1933).

4.3	Form of Certificate of Series D Preferred Stock of the Registrant (Filed as exhibit to Form 8-K, filed on September 20, 2016).

4.4	Description of Securities (Filed as exhibit to From 10-K, filed on March 18, 2021).

4.5	Form of Indenture (Filed as an exhibit to the Form S-11/A, filed on July 8, 2021).

4.6	Form of Note (included in Exhibit 4.5) (Filed as an exhibit to the Form S-11/A, filed on July 8, 2021).

4